FIELDPOINT PETROLEUM TO BE SUSPENDED PENDING DELISTING FROM NYSE AMERICAN

AUSTIN, TX – November 22, 2017– FieldPoint Petroleum Corporation (NYSE/MKT:FPP) announced today that the NYSE American (“NYSE”) will suspend trading of the Company’s Common Stock and Warrants (expiring March 23, 2018) (the “Securities”) ticker symbols FPP and FPP WS effective November 27, 2017.  The NYSE had previously announced on November 16, 2017 that it had commenced delisting procedures with respect to the Company.  The Company has not requested a review of this determination by a Committee of the Board of Directors of NYSE American.  Following suspension, the NYSE will apply to the Securities and Exchange Commission to delist the Company’s Securities.

In anticipation of the suspension and delisting, the Company has applied for listing and quotation of its Securities on the OTC.QB quotation system of the OTC Markets Group, Inc.

This press release may contain projection and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Any such projections or statement reflect the company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and that actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ from those projected, such as decreases in oil and natural gas prices and unexpected decreases in oil and natural gas production is included in the company’s periodic reports filed with the Securities and Exchange Commission (at www.sec.gov)

Contact: Phillip Roberson, President/CFO (512) 579-3563 or proberson@fppcorp.com

  Or Roger Bryant, Executive Chairman (214) 215-9130

  Corporate Headquarters:  609 Castle Ridge Rd, Ste 335, Austin, TX 78746